SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                October 19, 2000
 -------------------------------------------------------------------------------
                (Date of Report, date of earliest event reported)



                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



 Delaware                     0-28538                 13-5630895
 -------------------------------------------------------------------------------
 (State or other           (Commission                (IRS Employer
  jurisdiction of           File Number)               Identification
  incorporation)                                       Number)



1999 Broadway, Suite 4300, Denver, CO                      80202
 -------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)


                                 (303) 296-5600
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 5:  Other Events

         On October 19, 2000 the Registrant issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release relates to an announcement by Registrant regarding Registrant's third quarter 2000 results.


Item 7:    Financial Statements, Pro Forma Financial Information and Exhibits

       (c) Exhibits

           Item No.    Exhibit List
           --------   ----------------------------------------------------------

            99.1       Press Release dated October 19, 2000 issued by Registrant

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            TITANIUM METALS CORPORATION
                                            (Registrant)




                                            By: /s/ Joan H. Prusse
                                                ----------------------------
                                                Joan H. Prusse
                                                Vice President & Secretary



Date: October 19, 2000

                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                       CONTACT:

Titanium Metals Corporation                 Mark A. Wallace
1999 Broadway, Suite 4300                   Executive Vice President and Denver,
Colorado 80202                                Chief Financial Officer
                                            (303) 296-5615


                      TIMET ANNOUNCES THIRD QUARTER RESULTS

DENVER, COLORADO . . . October 19, 2000 . . . Titanium Metals Corporation ("TIMET") (NYSE: TIE) reported a net loss for the third quarter of 2000 of $7.9 million, or $.25 per share, compared to a net loss in the third quarter of 1999 of $7.5 million or $.24 per share. For the nine months ended September 30, 2000, the Company reported a loss before previously reported special and extraordinary items of $.84 per share compared to a net loss of $.44 per share in the 1999 period.

Sales of $106.8 million in the third quarter of 2000 were 5% lower than the year-ago period. This resulted principally from a 6% decline in average mill product selling prices offset by a 1% increase in sales volume. Ingot and slab sales volume increased 71% from year-ago levels, while average selling prices were unchanged. As compared to the second quarter of 2000, mill product sales volume in the third quarter of 2000 decreased 2%, while average selling prices were unchanged. Ingot and slab sales volume in the third quarter of 2000 increased 5% compared to the second quarter of 2000, while average selling prices increased 2%. TIMET's backlog at the end of September 2000 was approximately $200 million compared to $160 million at the end of June 2000. Backlog at the end of September 1999 was $260 million.

         J. Landis Martin, Chairman, President and CEO of TIMET said, "We continued to make steady progress during the third quarter towards improving our financial performance. Continued reduction of excess inventory throughout the supply chain coupled with projected aircraft build rates should allow us to see moderate increases in both sales volume and capacity utilization in 2001. Current indications are that these and other factors should result in substantially reduced operating losses in 2001 as compared to this year's levels."

         The statements in this release and the conference call relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "anticipates," "expected" or comparable terminology or by discussions of strategy or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements involve substantial risks and uncertainties, including, but not limited to, the cyclicality of the commercial aerospace industry, the performance of The Boeing Company and other aerospace manufacturers under their long-term purchase agreements with the Company, global economic conditions, global productive capacity for titanium, changes in product pricing, and other risks and uncertainties included in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company assumes no duty to update any forward-looking statements.

         As previously announced, TIMET will host a conference call to discuss its third quarter results on Thursday, October 19, 2000 at 11:00 AM (EDT). On the conference call will be J. Landis Martin, Chairman, President and Chief Executive Officer, and Mark A. Wallace, Chief Financial Officer. Participants can access the call by dialing 1-800-260-0712 (domestic) and 612-332-0107 (international).

         TIMET, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products. Information on TIMET is available on the World Wide Web at http://www.timet.com/.

                                    o o o o o


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


                           TITANIUM METALS CORPORATION

                       SUMMARY OF CONSOLIDATED OPERATIONS

                      (In millions, except per share data)
                                   (Unaudited)

                                                                           Quarters Ended                   Nine Months Ended
                                                                           September 30,                      September 30,
                                                                   -------------------------------     -----------------------------
                                                                       1999              2000              1999            2000
                                                                       ----              ----              ----            ----

Net sales                                                              $112.7         $    106.8          $374.5          $  320.3
Cost of sales                                                           108.7              103.1           344.5             318.7
Selling, administrative and development costs                            11.3               11.3            36.7              33.8
Other expense                                                              .5                 .1             1.5                .5
Restructuring charge                                                        -                  -               -               2.8
                                                                   --------------    -------------     -------------    ------------

     Operating loss                                                      (7.8)              (7.7)           (8.2)            (35.5)
General corporate income                                                  1.9                1.3             3.5               4.8
Interest expense                                                          2.1                1.9             5.0               6.0
                                                                   --------------    -------------     -------------    ------------

     Pretax loss                                                         (8.0)              (8.3)           (9.7)            (36.7)
Income tax benefit                                                       (2.8)              (2.9)           (3.4)            (12.8)
Minority interest - Convertible Preferred Securities, net of tax
                                                                          2.2                2.2             6.5               6.5
Other minority interest                                                    .1                 .3             1.1               1.2
                                                                   --------------    -------------     -------------    ------------

     Loss before extraordinary item                                      (7.5)              (7.9)          (13.9)            (31.6)
Extraordinary item -  early
   extinguishment of debt, net of tax                                       -                  -               -               (.9)
                                                                   --------------    -------------     -------------    ------------

     Net loss                                                         $  (7.5)         $    (7.9)        $ (13.9)          $ (32.5)
                                                                   ==============    =============     =============    ============

Basic and diluted loss per share:
     Before extraordinary item                                       $  (.24)           $   (.25)        $ (.44)          $  (1.01)
     Extraordinary item                                                    -                   -              -               (.03)
                                                                   --------------    -------------     -------------    ------------

                                                                     $  (.24)           $   (.25)        $ (.44)          $  (1.04)
                                                                   ==============    =============     =============    ============
Basic and diluted weighted
  average shares outstanding                                             31.4               31.4           31.4               31.4

Mill product shipments:
     Volume (metric tons)                                                2,800             2,840           8,600             8,430
     Average price ($ per kilogram)                                  $   31.75          $  28.20         $ 33.75         $   29.20